UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2006

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PRG-SCHULTZ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Georgia	000-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339-5949
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 779-3900

_____________________________________________________________
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 10, 2006, a holder of the Company’s 9.0% Senior Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) converted a total of 5,700 shares of the Series A Preferred into an aggregate of 251,518 shares of the Company’s common stock. The Series A Preferred Stock was converted at the current conversion ratio under the terms of the Series A Preferred Stock, which is approximately 44.126034 shares of common stock per one share ($125.34 liquidation preference) of Series A Preferred.  No fractional shares were issued.

The issuance of shares of common stock pursuant to the above conversion consists of an exchange of securities solely with a holder of the Company’s Series A Preferred Stock, and is accordingly exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for soliciting such an exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, PRG-Schultz International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-SCHULTZ INTERNATIONAL, INC.

Date: October 13, 2006	By: /s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel